Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Arrhythmia Research Technology, Inc. ("the Company”) for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on the date hereof ("the Report”), the undersigned President and Chief Executive Officer certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 22, 2017	/s/ Salvatore Emma, Jr.
Salvatore Emma, Jr.
President and
Chief Executive Officer